O'CONNOR, CAVANAGH, ANDERSON,
                         KILLINGSWORTH & BESHEARS, P.A.
                       One East Camelback Road, Suite 1100
                           Phoenix, Arizona 85012-1656
                             Telephone 602-263-2400
                             Facsimile 602-263-2900


                                                                 Robert S. Kant
                                                                   602-263-2606




                                  May 14, 1996



Action Performance Companies, Inc.
2401 West First Street
Tempe, Arizona  85281

        Re:    Registration Statement on Form S-3
               Action Performance Companies, Inc.

Gentlemen:

               We have acted as legal counsel to Action Performance Companies, Inc. (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about May 16, 1996 under the Securities Act of 1933, as amended, covering (i) 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") that may be issued by the Company upon conversion of the Company's currently outstanding Class A Preferred Stock (as described in the Registration Statement); and (ii) an aggregate of 300,000 shares of Common Stock which may be sold from time to time by certain of the Company's shareholders (the "Selling Shareholders") (all such shares of Common Stock collectively called the "Shares"). All share amounts stated herein have been adjusted to reflect the two-for-one stock split to be effected as a stock dividend on May 28, 1996.

               With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

               Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and
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Action Performance Companies, Inc.
May 14, 1996
Page 2

qualifications set forth below, it is our opinion that when (a) the Registration Statement as then amended shall have been declared effective by the Commission,
(b) the shares of the Company's Class A Preferred Stock are converted in accordance with their terms, and (c) the Shares have been sold by the Selling Shareholders as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

               We have assumed, with respect to the Shares that are to be sold by the Selling Shareholders, (i) the payment by the Selling Shareholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares, and (ii) the Shares have been duly issued, executed, and authenticated by the Company.

               For purposes of our opinion, we have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the State of Arizona.

               We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

               We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                Very truly yours,


                                O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.

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